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Exhibit 23.5

[RYDER SCOTT COMPANY, L.P. LETTERHEAD]

CONSENT OF RYDER SCOTT COMPANY, L.P.

        As independent oil and gas consultants, we hereby consent to the incorporation by reference of our audit letter dated January 29, 2002, our report letter dated January 22, 2003 and our report letter dated January 29, 2004 (collectively, the "Reserve Letters"), each addressed to Westport Resources Corporation, in this Registration Statement on Form S-4 of Kerr-McGee Corporation (the "Registration Statement"), to all references to our firm and the Reserve Letters included in or made a part of the Registration Statement and to the reference to our firm as experts in the Registration Statement.

/s/ Ryder Scott Company, L.P. RYDER SCOTT COMPANY, L.P.

Denver, Colorado
April 26, 2004

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  Exhibit 23.5
CONSENT OF RYDER SCOTT COMPANY, L.P.